                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                 --------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 27, 2006

                           THE A CONSULTING TEAM, INC.
             (Exact name of registrant as specified in its charter)

         NEW YORK                       0-22945                  13-3169913
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                File Number)           Identification No.)


                 200 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10003
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (212) 979-8228

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         On February 1, 2006, The A Consulting Team, Inc. ("TACT") filed a Current Report on Form 8-K with respect to Mr. Richard Falcone notifying TACT on January 27, 2006, that he would resign as TACT's Chief Financial Officer and principal accounting officer. Pursuant to the employment agreement, Mr. Falcone was employed as the Chief Financial Officer and principal accounting officer of TACT for a one year period, subject to renewals, at annual base compensation of $210,000.

         Mr. Falcone's resignation and termination of his employment agreement were effective on February 17, 2006.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On February 1, 2006, The A Consulting Team, Inc. ("TACT") filed a Current Report on Form 8-K with respect to Mr. Richard Falcone notifying TACT on January 27, 2006, that he would resign as TACT's Chief Financial Officer and principal accounting officer.

         Mr. Falcone's resignation and termination of his employment agreement were effective on February 17, 2006.



                  [Remainder of page intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              THE A CONSULTING TEAM, INC.



                                              By: /s/ Shmuel BenTov
                                              ----------------------------
         DATE: February 22, 2006              Shmuel BenTov
                                              Chairman, Chief Executive Officer
                                              and President